SCHEDULE 14A

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Definitive Proxy Statement

[X]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


           AETNA LIFE AND CASUALTY COMPANY AND U.S. HEALTHCARE, INC.
              (Name of Registrant as Specified In Its Charter)


           AETNA LIFE AND CASUALTY COMPANY AND U.S. HEALTHCARE, INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

               Aetna Life and Casualty Company Common Capital Stock without par value

               U.S. Healthcare, Inc. Common Stock, par value $0.005 per share

               U.S. Healthcare, Inc. Class B Stock, par value $0.005 per share

         (2)   Aggregate number of securities to which transaction applies:

               115,187,158 shares of Aetna Life and Casualty Company Common Capital Stock

               139,512,162 shares of U.S. Healthcare, Inc. Common Stock

               14,429,867 shares of U.S. Healthcare, Inc. Class B Stock

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

               $71.3125 per share of Aetna Life and Casualty Company Common Capital Stock

               $51.9375 per share of U.S. Healthcare, Inc. Common Stock and per share of U.S. Healthcare, Inc. Class B Stock

         (4)   Proposed maximum aggregate value of transaction:

                              $16,209,648,336(1)

- ------------
     (1) For purposes of calculating the filing fee only. Upon consummation of the Mergers, (i) each outstanding share of Aetna Life and Casualty Company Common Capital Stock without par value will be converted into the right to receive one share of Aetna Inc. Common Stock, par value $0.01 per share, together with one right (a "Parent Right") issued pursuant to a Rights Agreement effective as of the date of the consummation of the Mergers, and (ii) each outstanding share of U.S. Healthcare, Inc. Common Stock, par value $0.005 per share, and U.S. Healthcare, Inc. Class B Stock, par value $0.005 per share, will be converted into the right to receive (a) 0.2246 shares of Aetna Inc. Common Stock, par value $0.01 per share, together with 0.2246 Parent Rights, (b) 0.0749 shares of Aetna Inc. 6.25% Class C Voting Preferred Stock, par value $0.01 per share, and (c) $34.20 in cash. The proposed maximum aggregate value of the transactions described in the preliminary proxy materials is equal to $16,209,648,336 (calculated based on the sum of (i)(a) the number of shares of Aetna Life and Casualty Company Common Capital Stock outstanding as of March 31, 1996 times (b) the average of the high and low reported prices of Aetna Life and Casualty Company Common Capital Stock on April 17, 1996, plus (ii)(a) the number of shares of U.S. Healthcare, Inc. Common Stock plus the number of shares of U.S. Healthcare, Inc. Class B Stock outstanding as of March 31, 1996 times (b) the average of the high and low reported prices of U.S. Healthcare, Inc. Common Stock on April 17, 1996.


[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)   Amount Previously Paid:

               $3,241,929.67

         (2)   Form, Schedule or Registration Statement No.:

               Schedule 14A

         (3)   Filing Party:

               Aetna Life and Casualty Company and U.S. Healthcare, Inc.

         (4)   Date filed:

               April 22, 1996

Speech Delivered By:
Ronald E. Compton
Chairman, Aetna
Sanford Bernstein Conference
June 13, 1996

Introduction
- ------------
o        Glad to be here today.

o Pleased to have the opportunity to give you a progress report on the strategic repositioning of Aetna.

o        We've accomplished a great deal, especially in the past few months!

         - Within a 24-hour period in early April, we completed the sale of p-c business and reached a history-making agreement to merge our health operations with those of U.S. Healthcare.

         -     Potential for significant earnings improvement.

         -     Continuing to streamline the corporation.

         -     Stock market is recognizing and rewarding our efforts.

o U.S. Healthcare transaction, following the p-c sale, was the second step in our strategic decision to focus capital/energies on pursuing growth opportunities in the health care business and to evaluate opportunities in our financial services and international operations.

o        I will spend most of my time today on the health business:

         - One-trillion-dollar market is expected to continue growing rapidly for the next decade.

         - That's why our top priority has been to invest in building the capabilities of our flagship health business.

         - And that's why the proposed merger with USHC makes so much sense.

Aetna - U.S. Healthcare Merger
- ------------------------------
o Combination of Aetna and U.S. Healthcare is a platform for growth, innovation and superior financial performance.

o Combined company will have exceptional ability to meet the growing need for high-quality health care services at a reasonable cost.

o Merger stems from the strategic process begun last year to reposition Aetna for growth and improved profitability.

         - As we explored options, it became increasingly clear that U.S. Healthcare was the best possible partner for Aetna.

         - This combination should enhance long-term value for shareholders of both companies.

         - Will create a single dynamic force in health care, with the potential to redefine the way health care is delivered.

o The combined operation will have the national scope, management strength, depth of resources and excellent information systems needed to support today's business and create a "next generation" health care company.

o With this transaction, Aetna's growth rate will be substantially enhanced.

Profile Of the Combined Company
- -------------------------------
o Combination will create the leading health care benefits company in the U.S.:

         - Capabilities across the full spectrum of health and specialty health products.

         - Combined total of 10.5 million managed care members, with more than 5 million members participating in risk plans.

o        Combined membership:

         -     14.1 million health members.

         - 27.3 million specialty health members (behavioral science, dental and pharmacy).

         -     Will serve 23 million Americans, or one in every 12.

o Together, Aetna and U.S. Healthcare will be a significant player in all 50 states and rank among the top managed care providers in terms of membership in 13 states.

o Combined entity would have had $16.6 billion in revenues in 1995, with nearly 70%, or $11.2 billion, representing the health business.

o Combined health business will be led by Mike Cardillo and Joe Sebastianelli, currently co-presidents of U.S. Healthcare, and will draw on management talent from both companies.

o Business will comprise HMO, POS, PPO, indemnity, specialty health, Medicare products and Group Life Insurance, as well as all of the marketing, network management and servicing of those products.

Strategic Fit
- -------------
o        Why does this partnership make sense?   Several key reasons.

o Aetna is already an industry leader, with an outstanding national brand identity and an excellent track record in managing multisite national commercial customers:

         -     AHP serves more than 20 million Americans.

         - We have a 25% share of the Fortune 1000 companies with a very strong retention record.

         - We also have a broad specialty health product line that complements our strengths in managed care.

o But, Aetna also had gaps that we wanted to fill quickly. In particular, we wanted to:

         -     Increase membership density in target markets.

         - Strengthen our managed health care capabilities, especially in HMOs.

         - Enhance our infrastructure and information systems so that we can better serve customers.

         -     Choose a top-notch partner in a consolidating industry.

o We probably could have closed these gaps ourselves, but we couldn't get there fast enough. Thus, we made a preemptive strike.

o U.S. Healthcare brings outstanding qualities to the partnership. It is the premier managed care company in the country, serving more than
         2.9 million HMO and POS risk members in highly attractive markets.

         - Excels in many areas including medical management, retail marketing to members, and had excellent information systems.

         -     USHC membership has been growing at a rate of over 20% a year.

         - Has best-of-breed operating margins and one of the best cost management systems in the industry.

o I believe these complementary strengths will give the combined health businesses outstanding ability to offer a broad array of high-quality health and specialty health products that serve the full range of single and multisite customers throughout the U.S.

o Together, we are dedicated to being the #1 plan of choice for consumers, employers and health care providers.

Commitment To Quality
- ---------------------
o Both companies are committed to ensuring that our members continue to receive care that meets the highest standards.

o As you know, NCQA, the most prestigious managed care accreditation body in the nation, has granted accreditation to both USHC and Aetna.

o NCQA granted full accreditation to four of U.S. Healthcare's plans and one-year accreditation to two plans.

o U.S. Healthcare also ranked at or above average on seven of eight key member satisfaction measures, including:

         -  Overall evaluation of the plan.

         -  Ease of seeing a doctor chosen by the patient.

         -  and intent to stay with the plan.

o Aetna is also dedicated to quality. We have received full, three-year accreditation from NCQA for seven of our managed health plans and one-year accreditation for two plans.

o        I know that quality is an issue for the managed care industry.

o I am firmly convinced that managed care remains the best way to resolve issues of cost, quality and access to care.

         - Managed health care stresses education, prevention, patient involvement.

         - Helps coordinate care, eliminate duplication, focus on disease management.

o        Because of managed health care:

         -     Seeing a decrease in low-birth-weight infants.

         -     Improved immunization rates.

         - A higher percentage of women taking advantage of regular mammograms and other cancer screenings.

         - Earlier diagnosis and better management of chronic conditions, such as heart disease, diabetes and asthma.

         -     [Ad lib re USCH "hip"example.]

o Managed care leads to better medical outcomes generally because it holds doctors and hospitals accountable for a written plan of treatment. Monitors treatment to make sure patients get the care they need and that tests and medical procedures make sense.

o Managed care creates a new kind of partnership involving patients, providers, plan sponsors and health care companies working together to improve quality and control costs.

o        We believe that kind of partnership is the future of health care.

o We intend to make quality a top strategic priority of the combined company.

         - Goal is to set the standard in terms of quality of care, choice of plans and providers, and service.

         - Will continue to be the industry leader in providing customers with the information and preventive health care services they need to lead healthier lives.

Brief Financial Overview
- ------------------------
o I know most of you are familiar with the financial elements of the transaction, so I will not cover them here.

         -     I do, however, want to make several points.

o        Benefits of this transaction:

         -     Steady stream of earnings (the first measure of value).

         -     Company with great profitability.

         -     Best management team in strong-form managed care.

         -     Superior systems platform.

         -     Market density in key eastern-U.S. markets.

         -     Enormous capacity to expand our businesses.

o Consistent with our new growth strategy, the board intends to change the dividend policy to maintain a payout ratio of 10% to 20% of operating earnings before amortization of goodwill and other intangibles, upon completion of this transaction. Dividend not less than $.80 provision in merger agreement.

o We believe the financing of the deal properly balances the following key objectives:

         -     Maximizes earnings per share.

         -     Maximizes shareholder value.

         -     Maintains credit ratings at appropriate levels.

         -     Provides us with future financial flexibility.

Revenue Enhancements/Expense Opportunities
- ------------------------------------------
o The combined company provides us with significant earnings growth and expense opportunities. In addition to normal expected growth from these businesses, through this combination we expect to further improve financial results of the combined business by more than $300 million after tax - on an annualized basis - within 18 months of closing.

o We expect revenue enhancements to be about one-third and expense reductions, both SG&A and medical, to account for the remaining two-thirds of these enhancements.

o Revenue enhancements are largely expected to be achieved through increasing HMO membership across all customer spectrums.

o All of this is "forward-looking information," and I refer you to our SEC filings (including our proxy statement for this deal) for more details and for factors that could materially affect this information.

o Aetna's strong brand name and excellent Fortune 1000 relationships nationwide, leveraged by U.S. Healthcare's retail marketing and medical management capabilities, should help accelerate membership growth throughout the country.

o SG&A savings are expected to be achieved from sales and back-office automation, further leveraging technology, and overlap market savings.

o Medical cost improvements are expected to be achieved through improved provider contracting strategies, more effective utilization management techniques, and optimizing use of networks.

o        Working to ensure that:

         - Revenue enhancements, medical cost reductions, and SG&A expense savings are maximized/achieved quickly.

         - We maintain the high-quality service that customers/providers have come to expect from both companies.

Integration Overview
- --------------------
o In order to accomplish these ambitious objectives, we've created a strong integration team led by Mike Cardillo, Joe Sebastianelli, Dick Huber and Tom McInerney. Intend to have a comprehensive integration plan by July 1 and will be ready to implement it promptly upon close.

o        Core Integration Team consists of key members of Aetna and U.S.
         Healthcare management. Seven functional teams hard at work identifying and resolving various issues in these key areas:

         -     Medical

         -     Sales

         -     Operational technology

         -     Finance

         -     Legal/regulatory

         -     Human resources

         -     Communications

o Let me give you an idea of the magnitude of the integration structure and process:

         -     There are about 70 subteams.

         - Approximately 180 people are involved in the integration process from both organizations.

         - Each team meets at least weekly to discuss status of outstanding issues.

o        Lots of progress so far:

         -     Combined company's Core Strategy Team already in place.

         -     Subteams already delivering integration plans.

         - Have designed the organization, including field structure, with six region managers announced on May 29.

         - Expect to name the regional medical directors and operations heads, as well as 36 local market managers, by July 1.

o        We are on track to finalize:

         -     Synergy assessment and action plan.

         -     Integration plan by July 1.

o        Should note important milestones for you:

         -     Waiting period under Hart-Scott-Rodino has expired.

         -     All state regulatory filings have been made.

         - Regulatory clearance of "change of control" of USHC subsidiaries has already been granted by Del., Va., N.Y., N.J., Minn., Md., R.I., and Mass.

         -     Approval is pending in Conn., Ga., N.C., N.H., Ohio, Pa. and
               S.C.

         - Connecticut and Georgia insurance hearings were held in the last week. [Comment.]

         - Shareholders of both companies will need to vote on the merger. The shareholder meetings will be held in July.

         - When all required approvals are obtained, the transaction will close.

         - We are optimistic that we are on track for a close early third quarter.

Aetna Retirement Services/Aetna International
- ---------------------------------------------
o        The health business is our largest and most profitable business.
         That's why we focused there first. But I also want to briefly mention our other business -- Aetna Retirement Services and Aetna International -- and tell you what we're doing to strengthen them.

o        Aetna Retirement Services:

         -     Aetna is well-suited to compete in this rapidly growing market.

         -     Market is increasingly retail-oriented and brand-conscious.

         - Aetna name, along with our extensive presence in local markets and proven expertise, are important assets.

         - Have launched a comprehensive program to make Aetna a full-service retirement planning partner that serves the needs of individuals and families.

         - To achieve that goal, we will explore investments that help build our equity product offerings and bolster our financial planning capabilities.

o        Aetna International:

         - Has already developed strong positions in some of the world's most attractive emerging markets.

         - Focus on markets where economic growth is fueling demand for products that provide financial security.

         - Our strategy is to become one of the preferred providers of financial products that meet the changing needs of customers in high-growth economies.

         - Looking to speed the pace of new market entry, while enhancing product offerings in markets we now serve.

o        Told you we would reposition Aetna, and we have.

         -     Excited and confident about our strategy.

         -     Recognize that crisp execution is of paramount importance.

o Hope I've given you a clear indication of how far Aetna has come in our drive to enhance shareholder value:

         -     But, our work is not finished.

         - Will continue to explore options/opportunities for our remaining businesses.

         -     We know that markets are dynamic, so Aetna must be, too.

o That concludes my prepared remarks. I'd be happy to answer any questions you may have.

         [Questions & Answers follow.]